                                                                     EXHIBIT 5.1


                          [KING & SPALDING LETTERHEAD]

                              191 Peachtree Street
                          Atlanta, Georgia 30303-1763
                            Telephone: 404/572-4600
                            Facsimile: 404/572-5100
Direct Dial:                       March 5, 1998                 Direct Fax:




Post Properties, Inc.
3350 Cumberland Circle, N.W.
Suite 2200
Atlanta, Georgia  30339

         Re:  Post Properties, Inc. -- Registration Statement on
              Form S-3 relating to 209,100 shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel for Post Properties, Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 209,100 shares of the Company's Common Stock, par value $.01 per share (the "Shares") issuable by the Company pursuant to certain outstanding options (the "Options") to purchase Common Stock.

                  In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

                  The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Post Properties, Inc.
March 5, 1998
Page 2

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           Based upon and subject to the foregoing, we are of the opinion that:

             (i)  The Shares are duly authorized.

             (ii) Upon the issuance of the Shares against payment therefor as provided in the option certificates relating to the Options, the Shares will be validly issued, fully paid and nonassessable.

                  This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is related to the Registration Statement.


                                               Very truly yours,

                                               /s/ King & Spalding